Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen California Dividend Advantage Municipal Fund 3
333-58712
811-10347


A special meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the Fundamental Investment Policies are as follows:

   To approve the elimination
of the fundamental policy
relating to commodities.
    Common and MuniPreferred shares voting
together as a class
     MuniPreferred shares voting
 together as a class
To approve the elimination of the fundamental policies relating to investments in insured municipal securities.


   For
          11,037,592
                      945
   Against
               763,332
                      213
   Abstain
               466,447
                          7
   Broker Non-Votes
            3,936,482
                   4,131
      Total
          16,203,853
                   5,296



To approve the new fundamental policy relating to investments in insured municipal securities.


   For
          11,078,062
                      919
   Against
               724,720
                      199
   Abstain
               464,588
                        47
   Broker Non-Votes
            3,936,483
                   4,131
      Total
          16,203,853
                   5,296

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012587.